UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 7, 2018 (November 7, 2018)
Date of Report (Date of earliest event reported)

SONIC CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18859 (Commission File Number)	73-1371046 (I.R.S. Employer Identification No.)
300 Johnny Bench Drive Oklahoma City, Oklahoma (Address of Principal Executive Offices)		73104 (Zip Code)
(405) 225-5000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Clifford Hudson

On November 7, 2018, in connection with the anticipated closing of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 24, 2018, by and among Sonic Corp. (the “Company”) and Inspire Brands, Inc. (“Inspire”), Clifford Hudson, Chief Executive Officer of the Company, entered into a transition letter agreement with Inspire (the “Transition Letter Agreement”).  The Transition Letter Agreement will become effective upon and subject to the occurrence of the closing of the transactions contemplated by the Merger Agreement (the “Merger”).  Pursuant to the Transition Letter Agreement, Mr. Hudson will retire as the Company’s Chief Executive Officer but will continue to provide services to the Company for a period (the “Transition Period”) commencing with the closing date of the Merger and continuing until March 1, 2019, when Mr. Hudson will retire.  Unless otherwise agreed to between Mr. Hudson and the CEO of Inspire, the services will be limited to preparing for, attending and engaging in franchise business meetings during the Transition Period.  During the Transition Period, Mr. Hudson will continue to:  (i) receive his base salary at the same rate in effect immediately prior to the closing, (ii) be eligible to receive a pro-rata (calculated with an effective date of termination of December 31, 2018) payout of his outstanding cash bonus awards under the Senior Executive Cash Incentive Plan, and (iii) receive other compensation and benefits as set forth in the Amended and Restated Employment Agreement between Mr. Hudson and the Company, dated January 1, 2017 (the “Hudson Agreement”), except that Mr. Hudson will not be eligible to participate in new bonus programs implemented by Inspire following the closing date of the Merger.

The Transition Letter Agreement further provides that provided Mr. Hudson remains employed by the Company through the end of the Transition Period, or in the event that he is terminated without “cause” as defined in the Hudson Agreement, Mr. Hudson will be entitled to receive the severance benefits provided in the Hudson Agreement, subject to the execution and non-revocation of a release agreement.

Item 8.01          Other Events

Following the execution of the merger agreement, Inspire has had preliminary discussions with some of the Company’s executive officers with respect to employment following consummation of the merger.  In connection with these conversations, Claudia San Pedro has agreed to remain the President of the Company, reporting to Paul Brown, the Chief Executive Officer of Inspire.

On November 7, 2018, the Company issued a press release announcing the resignation of Mr. Hudson.  A copy of the press release is filed with this report as Exhibit 99.1.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain shareholder approval of the merger agreement, (c) other conditions to the consummation of the merger under the merger agreement may not be satisfied, and (d) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent Sonic Corp. from specifically enforcing Inspire Brands, Inc.’s obligations under the merger agreement or recovering damages for any breach by Inspire Brands, Inc.; (2) the effects that any termination of the merger agreement may have on Sonic Corp. or its business, including the risks that (a) Sonic Corp.’s stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring Sonic Corp. to pay Inspire Brands, Inc. a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on Sonic Corp. and its business, including the risks that as a result (a) Sonic Corp.’s business, operating results or stock price may suffer, (b) Sonic Corp.’s current plans and operations may be disrupted, (c) Sonic Corp’s ability to retain or recruit key employees may be adversely affected, (d) Sonic Corp.’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) Sonic Corp’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on Sonic Corp’s ability to operate its business, return capital to shareholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against Sonic Corp. and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of Sonic Corp.’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018, as updated or supplemented by subsequent reports that Sonic Corp. has filed or files with the SEC.  Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Inspire Brands, Inc. nor Sonic Corp. assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication may be deemed to be solicitation material in respect of the proposed merger between Inspire Brands, Inc. and Sonic Corp.  In connection with the proposed transaction, on November 5, 2018, Sonic Corp. filed with the Securities and Exchange Commission (“SEC”) and mailed to shareholders a definitive proxy statement.  SHAREHOLDERS OF SONIC CORP. ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT SONIC CORP. WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Shareholders and investors may obtain free copies of the definitive proxy statement and other documents filed by Sonic Corp. at the SEC’s web site at www.sec.gov.  Copies of the definitive proxy statement and the filings that are or will be incorporated by reference therein may also be obtained, without charge, at https://ir.sonicdrivein.com/ or by contacting Sonic Corp.’s Investor Relations at (405) 225-5000.

Before making any voting or investment decisions with respect to the proposed transaction or any of the other matters with respect to which shareholders of Sonic Corp. will be asked to vote pursuant to the proxy statement, shareholders are urged to read the definitive proxy statement (including any amendments or supplements thereto and any documents incorporated by reference therein) and other documents filed with the SEC by Sonic Corp. when they become available.

PARTICIPANTS IN SOLICITATION

Sonic Corp. and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger.  Information regarding Sonic Corp.’s directors and executive officers is available in its proxy statement for its 2018 annual meeting of shareholders, filed with the SEC on December 18, 2017 and its annual report for the fiscal year ended August 31, 2018, filed with the SEC on Form 10-K on October 23, 2018.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and other relevant materials to be filed with the SEC (when they become available).  These documents can be obtained free of charge from the sources indicated above.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

99.1	Press Release, dated November 7, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

SONIC CORP.

Date: November 7, 2018	By:	/s/ Corey R. Horsch
Corey R. Horsch
Vice President, Chief Financial Officer and Treasurer